EXHIBIT 3.4

BY-LAW NUMBER 1
● 2005

A by-law relating generally to the conduct of the business and affairs of:

LUNA GOLD CORP.

(hereinafter called the "Corporation")

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

1.	INTERPRETATION

1.01	In the by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)
"Act" means the Canada Business Corporations Act, as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)	"appoint" includes "elect" and vice versa;

(c)
"Articles" means the original or restated articles of incorporation, articles of amendments, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution or articles of revival of the Corporation and includes any amendments thereto;

(d)	"board" means the board of directors of the Corporation;

(e)	"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(f)	"meeting of shareholders" includes an annual or other general meeting of shareholders and a special meeting of shareholders;

(g)
"Regulations" means the regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(h)
"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by virtue of section 3.01 of this by-law or by a resolution passed pursuant thereto;

(i)	"special meeting of shareholders" includes a meeting of any class or classes of shareholders.

Save as aforesaid, all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall, unless the context otherwise specifies or requires, have the meanings given to such terms in the Act or the Regulations. Words importing the singular number include the plural and vice versa; the masculine shall include the feminine; and the word "person" shall include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative. Headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

2.	BANKING AND SECURITIES

2.01	Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

2.02	Voting Rights in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the person signing or arranging for them. In addition, the board may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

3.	EXECUTION OF INSTRUMENTS

3.01	Authorized Signing Officers

Unless otherwise authorized by the directors, all material deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two of the president, chairman of the board, any vice-president, any director, secretary, treasurer, any assistant secretary or any assistant treasurer or any other person holding an office created by by-law or by the board. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same, but no instrument is invalid merely because the corporate seal is not affixed thereto.

3.02	Cheques, Drafts and Notes

All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board may from time to time designate by resolution.

4.	DIRECTORS

4.01	Number

The board shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors provided in the articles and as shall be fixed from time to time by resolution of the shareholders, or if not so fixed, shall be the number of directors elected as directors at the immediately preceding annual meeting of the shareholders of the Corporation.

4.02	Election and Term

Subject to the articles or a unanimous shareholder agreement the election of directors shall take place at each annual meeting of shareholders and all of the directors then in office, unless elected for a longer period of time (not to exceed the close of the third (3rd) annual meeting of shareholders following election), shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, subject to the articles or a unanimous shareholder agreement, be the number of directors then in office, or the number of directors whose terms of office expire at the meeting, as the case may be, except that if cumulative voting is not required by the articles and the articles otherwise permit, the shareholders may resolve to elect some other number of directors. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. If the articles provide for cumulative voting, each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors he is entitled to vote for, and he may cast all such votes in favour of one candidate or distribute them among the candidates in any manner.

If he has voted for more than one candidate without specifying the distribution among such candidates, he shall be deemed to have divided his votes equally among the candidates for whom he voted.

4.03	Removal of Directors

Subject to the Act and the articles, the shareholders may by ordinary resolution passed at a special meeting remove any director from office, except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board. Provided, however, that if the articles provide for cumulative voting, no director shall be removed pursuant to this section where the votes cast against the resolution for his removal would, if cumulatively voted at an election of the full board, be sufficient to elect one or more directors.

4.04	Consent

A person who is elected or appointed a director is not a director unless:

	(a)	he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

	(b)	if he was not present at the meeting when he was elected or appointed:

(i) he consented in writing to act as a director before his election or appointment or within ten (10) days after it, or

(ii) he has acted as a director pursuant to the election or appointment.

4.05		Vacation of Office

A director of a corporation ceases to hold office when:

	(a)	he dies or resigns;

	(b)	he is removed in accordance with the Act; or

	(c)	he becomes disqualified under the Act.

4.06		Committees of Directors

The directors may appoint from among their number one or more committees of the board , howsoever designated, and subject to the Act may delegate to such committee any of the powers of the directors except those which pertain to the items which, under the Act, a committee of the board has no authority to exercise. A committee may be comprised of one director.

4.07	Advisory Bodies

The directors may from time to time appoint advisory bodies as they may deem advisable.

4.08	Transaction of Business of Committee

Subject to the provisions of this by-law with respect to participation by telephone or other electronic means of conference, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada and may be called by any one member of the committee giving notice in accordance with the by-laws governing the calling of directors' meetings.

4.09	Procedure

Unless otherwise determined herein or by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.10	Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine and shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.11	Vacancies

Subject to the provisions of the Act, if a quorum of the board remains in office, the board may fill a vacancy in the board, except:

(a)	a vacancy resulting from an increase in the number or a minimum number of directors; or

(b)	a failure to elect the number or minimum number of directors required by the articles.

In the absence of a quorum of the board, or if the board is not permitted to fill such vacancy, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.12	Alternate Directors

Any director may by instrument in writing delivered to the Corporation appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present unless the directors shall have reasonably disapproved the appointment of such person as an alternate director and shall have given notice to that effect to the director appointing the alternate director within a reasonable time after delivery of such instrument to the Corporation. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote as a director at a meeting at which the person appointing him is not personally present, and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A person may be appointed as an alternate for more than one director and shall have a separate vote for each director so represented. A director may at any time in writing by instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages delivered to the Corporation revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the director appointing him.

4.13	Attorney

The directors may from time to time by power of attorney or other instrument under seal appoint any person to be the attorney of the Corporation for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these by-laws and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such appointment may be made in favour of any of the directors or any of the shareholders of the Corporation or in favour of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

5.	MEETINGS OF DIRECTORS

5.01	Place of Meetings

Unless the by-laws otherwise provide, the directors may meet at any place.

5.02	Notice of Meetings

A notice of a meeting of directors shall specify any matter referred to in paragraphs (a) through (j) herein that is to be dealt with at the meeting, but, unless the by-laws otherwise provide, need not specify the purpose of the business to be transacted at the meeting. No committee of directors has authority to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor;

(c)	issue securities except in the manner and on the terms authorized by the directors;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve a take-over bid circular or directors' circular;

(i)	approve any financial statements to be placed before the shareholders at an annual meeting except the audit committee; or

(j)	adopt, amend or repeal by-laws.

Provided, however, that a director may in any manner waive notice of a meeting and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

For the first meeting of the board of directors to be held immediately following an election of directors or for a meeting of the board of directors at which a director is to be appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

5.03	Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

5.04	Calling of the Meetings

Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the president or any two directors may determine. Should more than one of the above-named call a meeting at or for substantially the same time, there shall be held only one meeting and such meeting shall occur at the time and place determined by, in order of priority, the board, the chairman, or the president. Reasonable notice shall be given for any meeting specifying the place, day and hour of such meeting and shall be given by mail, postage prepaid, addressed to each of the directors and alternate directors at his address as it appears on the books of the Corporation or by leaving it at his usual business or residential address or by telephone, telex, facsimile, email or any method of transmitting legibly recorded messages. Accidental omission to give notice of a meeting of directors to, or by the non-receipt of notice by, any director shall not invalidate the proceedings at that meeting.

5.05	Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

5.06	Chairman

The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board or president. If no such officer is present, the directors present shall choose one of their number or the solicitor of the Corporation to be chairman.

5.07	Quorum

Subject to the Act, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors holding office or such greater number of directors as the board may from time to time determine.

5.08	Voting

Questions arising at any meeting of the board of directors shall be decided by a majority of votes, the chairman of the meeting shall be entitled to vote and the chairman shall not have a second or casting vote in the event of an equality of votes.

5.09	Meeting by Telephone

A director may participate in a meeting of directors or a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting by such means is deemed to be present at the meeting.

5.10	Resolution in Lieu of Meeting

Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or a committee of directors or their alternates is as valid as if it had been passed at a meeting of the directors or a committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.

5.11	Seconds

No resolution proposed at a meeting of directors need be seconded, and the chairman of any meeting may move or propose a resolution.

6.	PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01	Conflict of Interest

A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or a subsidiary thereof.

Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, if necessary, and if it was fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction.

6.02	Limitation of Liability

Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the election, appointment or qualification of such director or officer or board.

6.03	Indemnity

Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or proceeding in which the individual is involved because of that association with the Corporation or other entity, if:

(a)
he acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing herein contained shall limit the discretion of the Corporation to indemnify, or limit the right of any person entitled to indemnity to claim indemnity, apart from the provisions of this section 6.03.

6.04	Insurance

The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.03 against any liability incurred by him:

(a)
in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; and

(b)
in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

7.	OFFICERS

7.01	Election or Appointment

Subject to any unanimous shareholder agreement, the board may, from time to time, appoint a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Except for a chairman of the board of directors who must be a director, an officer may, but need not be, a director and one person may hold more than one office.

7.02	Chairman of the Board

The chairman of the board shall, when present, be entitled to preside at all meetings of the board, committees of directors and at all meetings of shareholders.

The chairman of the board shall, subject to the provisions of the Act, have such powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the president.

7.03	President

The president shall, subject to the authority of the board, have full power to manage and direct the business and affairs of the Corporation and shall be the Chief Executive Officer of the Corporation. Unless he is a director, he shall not preside as chairman at any meeting of directors or of a committee of directors.

7.04	Vice-President

During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president, if there is one, or, if there is more than one, by the vice-president designated from time to time by the board or the president; provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or of a committee of directors. A vice-president shall have such other powers and duties as the board or the president may prescribe.

7.05	Secretary

The secretary may attend and may be the secretary for meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

7.06	Treasurer

If a treasurer is appointed, the treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions and he shall have such other powers and duties as the board or chief executive officer, if any, or the president may specify.

7.07	General Manager or Manager

If elected or appointed, the general manager shall have, subject to the authority of the board, the chief executive officer, if any, and the president, full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board and/or by the shareholders) and to employ and discharge agents and employees of the Corporation and may delegate to him or them any lesser authority. A general manager or manager shall conform to all lawful orders given to him by the board and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a general manager or manager shall be subject to discharge by the board.

7.08	Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board, or the chief executive officer, if any, or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer, if any, or the president otherwise directs.

7.09	Variation of Powers and Duties

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

7.10	Vacancies

If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the president or the secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

7.11	Remuneration and Removal

The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

7.12	Agents and Attorneys

The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

7.13	Conflict of Interest

An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 6.01.

7.14	Fidelity Bonds

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such forms and with such surety as the board may from time to time determine.

8.	SHAREHOLDERS' MEETINGS

8.01	Annual Meetings

Subject to the Act, the annual meeting of shareholders shall be held at such time and on such day in each year and, subject to section 8.03, at such place or places as the board, the chairman of the board or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors if required by the Act or the articles, and for the transaction of such other business as may properly be brought before the meeting.

8.02	Special Meetings

The board shall have the power to call a special meeting of shareholders at any time.

8.03	Place of Meetings

Meetings of shareholders shall be held at any place within Canada as the directors may by resolution determine or, if all the shareholders entitled to vote at the meeting so agree or if the articles so provide, outside Canada.

8.04	Record Date for Notice

The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of the meeting. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the date immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

8.05	Notice of Meeting

Notice of the time and place of each meeting of shareholders shall be sent not less than twenty-one (21) days and not more than sixty (60) days before the meeting to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Such notice may be sent by mail addressed to, or may be delivered personally to, the shareholder, at his latest address as shown in the records of the Corporation or its transfer agent, to the director, at his latest address as shown in the records of the Corporation or in the last notice filed pursuant to the Act, or to the auditor, at his most recent address as shown in the records of the Corporation or in any other way permitted under the Act. A notice of meeting of shareholders sent by mail to a shareholder, director or auditor in accordance with the above is deemed to be sent on the day on which it was deposited in the mail. A notice of a meeting is not required to be sent to shareholders who are not registered on the records of the Corporation or its transfer agent on the record date as determined according to section 8.04 hereof. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

8.06	Meeting Held by Electronic Means

If the directors or the shareholders of a corporation call a meeting of shareholders, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the regulations under the Act, if any, entirely or in part by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.07	Right to Vote

Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 8.08 hereof, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except to the extent that such person has transferred any of his shares after the record date set pursuant to section 8.04 hereof or, if no record date is fixed, after the date on which the list referred to in section 8.08 is prepared, and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten (10) days before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the close of business on the record date, or if no record date is set, at the close of business on the date preceding the date notice is sent, or where no such notice is given on the day on which the meeting is held, is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

8.08	List of Shareholders Entitled to Notice

For every meeting of shareholders the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order, and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to section 8.04 hereof by the board, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed by the board, the shareholders listed shall be those listed at the close of business on the day immediately preceding the day on which notice of a meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the place where the meeting is held.

8.09	Meetings Without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)
if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b)	if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such meetings any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to a meeting being held at such place.

8.10	Waiver of Notice

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

8.11	Chairman, Secretary and Scrutineers

The chairman of the board or, in his absence, the president, if such an officer has been elected or appointed and is present, or otherwise a vice-president shall be chairman of any meeting of shareholders. If no such person is present within fifteen (15) minutes from the time fixed for holding the meeting, or if those entitled to be chairman decline to take the chair, the persons present and entitled to vote shall choose one of their number or any other person to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

8.12	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

8.13	Participation in Meeting by Electronic Means

Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the regulations under the Act, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, but only if the Corporation decides to make available such a communication facility. When a vote is to be taken at a meeting of shareholders, the voting may be carried out by means of a telephonic, electronic or other communication facility, if the facility:

(a)	enables the votes to be gathered in a manner that permits their subsequent verification; and

(b)	permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

A person participating in a meeting by such means is deemed to be present at the meeting.

8.14	Quorum

A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be not less than one (1) shareholder present in person or represented by proxy or duly authorized representative, representing not less than 10% of the issued and outstanding shares in the capital of the Corporation. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present through the meeting. If within half an hour from the time appointed for a meeting of shareholders a quorum is not present, the meeting, if convened upon requisition by the shareholders shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place but may not transact any other business. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum.

8.15	Proxyholders and Representatives

Votes at meetings of the shareholders may be given either personally or by proxy; or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at a meeting of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his authority to vote to the satisfaction of the secretary or the chairman. In addition, any person participating in a meeting of shareholders under section 8.13 hereof and entitled to vote at that meeting may vote, in accordance with the regulations under the Act, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. A person appointed by proxy need not be a shareholder.

8.16	Time for Deposit of Proxies

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

8.17	Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

8.18	Votes to Govern

Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast and in the event of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot together with, if applicable, votes recorded in accordance with the procedures being used for any participants by telephonic, electronic or other means, the chairman shall not have a second or casting vote.

8.19	Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands together with the method being used for communicating the votes of those persons participating by telephonic, electronic or other means, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands together with votes validly recorded by the telephonic, electronic or other means being used, if any, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of shareholders upon the said question.

8.20	Ballots

On any question proposed for consideration at a meeting of shareholders, a shareholder, proxyholder or other person entitled to vote may demand and the chairman may require that a ballot be taken either before or upon the declaration of the result of any vote by show of hands. If a ballot is demanded on the election of a chairman or on the question of an adjournment it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question shall be taken in such manner as the chairman shall direct, including the manner in which participants by telephonic, electronic or other means may vote. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares that he is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles or, in the absence of such provision in the articles, to one vote for each share he is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the question.

8.21	Electronic Voting

Any vote referred to in sections 8.19 or 8.20 hereof may be held, in accordance with the regulations under the Act, if any, entirely or in part by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

8.22	Seconds

No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

8.23	Adjournment

The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as notice for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, subsection 149(1) of the Act does not apply.

8.24	Resolution in Lieu of a Meeting

Except where not permitted in the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders. A copy of every such resolution in writing shall be kept with minutes of the meetings of shareholders. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.

8.25	Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

8.26	Class Meetings

Unless the Act, the articles or by-laws otherwise provide, the provisions of this by-law relating to meetings shall apply with the necessary changes, and so far as they are applicable, to a class meeting of shareholders holding a particular class of shares.

9.	SHARES

9.01	Non-Recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

9.02	Certificates

The shareholder is entitled at his option to a share certificate that complies with the Act or a non-transferable written acknowledgment of his right to obtain a share certificate from the Corporation in respect of the securities of the Corporation held by him. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as prescribed by the Act and as the Board shall from time to time approve. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on be half of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced on it.

9.03	Replacement of Share Certificates

The board or any officer or agent designated by the board may in its or his discretion direct the issuance of a new share certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04	Joint Holders

The Corporation is not required to issue more than one share certificate in respect of shares held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Any one of such holders may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such certificate.

10.	TRANSFER OF SECURITIES

10.01	Registration of Transfer

If a share in registered form is presented for registration of transfer, the Corporation shall register the transfer if:

	(a)	the share is endorsed by an appropriate person, as defined of the Act;

	(b)	reasonable assurance is given that the endorsement is genuine and effective;

	(c)	the Corporation has no duty to enquire into adverse claims or has discharged any such duty;

	(d)	any applicable law relating to the collection of taxes has been complied with;

	(e)	the transfer is rightful or is to a bona fide purchaser; and

	(f)	the transfer fee, if any, has been paid.

10.02		Transfer of Shares

Subject to the restrictions, if any, set forth in the articles and the by-laws, any shareholder may transfer any of his shares by instrument in writing executed by or on behalf of such shareholder and delivered to the Corporation or its transfer agent. The instrument of transfer of any share of the Corporation shall be in the form, if any, on the back of the Corporation's share certificates or in such other form as the directors may from time to time approve or accept. If the directors so determine, each instrument of transfer shall be in respect of only one class of share. Except to the extent that the Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of shareholders or a branch register of shareholders in respect thereof.

10.03	Signature

The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares if specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

10.04	Transferee

Neither the Corporation nor any director, officer or agent thereof shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

10.05	Instrument of Transfer

Every instrument of transfer shall be executed by the transferor and left at the registered office of the Corporation or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer, where the transfer is registered, shall be retained by the Corporation or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

10.06	Fees

There shall be paid to the Corporation in respect of the registration of any transfer such sum, if any, as the directors may from time to time determine.

10.07	Shareholder Indebted to the Corporation

If so provided in the articles or by-laws of the Corporation, the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

10.08	Transfer Agents and Registrar

The board may from time to time by resolution appoint or remove one or more agents to maintain a central securities' register or registers and a branch securities' register or registers. Agents so appointed may be designated as transfer agent or registrar according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities' register or in a branch securities' register is complete and valid registration for all purposes.

10.09	Securities' Registers

A central securities' register of the Corporation shall be kept at its registered office or at any other place in Canada designated by the directors to record the shares and other securities issued by the Corporation in registered form, showing with respect to each class or series of shares and other securities:

(a)	the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

(b)	the number of shares or other securities held by each holder; and

(c)	the date and particulars of the issuance and transfer of each share or other security.

A branch securities' register or registers may be kept either in or outside Canada at such place or places as the directors may determine. A branch securities register shall only contain particulars of securities issued or transferred at that branch. Particulars of each issue or transfer of a security registered in a branch securities' register shall also be kept in the corresponding central securities register.

10.10	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities' register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

11.	DIVIDENDS AND RIGHTS

11.01	Dividends

Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

11.02	Dividend Cheques

A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and shall be mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation's securities' register or registers unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

11.03	Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

11.04	No Interest

No dividend shall bear interest against the Corporation.

11.05	Unclaimed Dividends

Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

11.06	Record Date for Dividends and Rights

The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend, as a record date for the determination of the persons entitled to receive payment of such dividend, provided that, unless waived as provided for in the Act, notice of any such record date is given, not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada, if any, on which the Corporation's shares are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

11.07	Fractions

Notwithstanding any other provisions of the by-laws, should any dividend result in any shareholders being entitled to a fractional part of a share of the Corporation, the directors shall have the right to pay such shareholders in place of that fractional share, the cash equivalent thereof calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the shareholders with respect thereon on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those shareholders of the Corporation.

12.	INFORMATION AVAILABLE TO SHAREHOLDERS

12.01	Confidential Information

Except as provided by the Act, no shareholder shall be entitled to obtain information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

12.02	Conditions of Access to Information

The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

12.03	Registered Office and Separate Records Office

The registered office of the Corporation shall be at a place with in Canada and at such location therein as the board may from time to time determine. The records office will be at the registered office or at such location, if any, within Canada, as the Board may from time to time determine.

13.	NOTICES

13.01	Method of Giving Notices

A notice or document required by the Act, the Regulations, the articles or the by-laws to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to:

(a)	the shareholder at his latest address as shown in the records of the Corporation or its transfer agent; and

(b)	the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113.

A notice or document sent by mail in accordance with the foregoing to a shareholder or director of the Corporation is deemed to be received by him at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all.

13.02	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

13.03	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities' register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

13.04	Non-Receipt of Notices

If a notice or document is sent to a shareholder in accordance with section 13.01 and the notice or document is returned on three (3) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notice or documents to the shareholder until he informs the Corporation in writing of his new address; provided always, that in the event of the return of a notice of a shareholders' meeting mailed to a shareholder in accordance with section 13.01 of this by-law the notice shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding its return.

13.05	Omissions and Errors

Subject to the Act, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

13.06	Signature on Notices

Unless otherwise specifically provided, the signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

13.07	Waiver of Notice

If a notice or document is required by the Act or the Regulations, the articles, the by-laws or otherwise to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled to receive it.

14.	MISCELLANEOUS

14.01	Directors to Require Surrender of Share Certificates

The directors in office when a Certificate of Continuance is issued under the Act are hereby authorized to require the shareholders of the Corporation to surrender their share certificates, or such of their share certificates as the directors may determine, for the purpose of cancelling the share certificates and replacing them with new share certificates that comply with the Act, in particular, replacing existing share certificates with share certificates that are not negotiable securities under the Act. The directors in office shall by resolution under this section 14.01 shall in their discretion decide the manner in which they shall require the surrender of existing share certificates and the time within which the shareholders must comply with the requirement and the form or forms of the share certificates to be issued in place of the existing share certificates. The directors may take such proceedings as they deem necessary to compel any shareholder to comply with a requirement to surrender his share certificate or certificates pursuant to this section. Notwithstanding any other provision of this by-law, but subject to the Act, the directors may refuse to register the transfer of shares represented by a share certificate that has not been surrendered pursuant to a requirement under this section.

14.02	Financial Assistance to Shareholders, Employees and Others

The Corporation may give financial assistance by means of a loan, guarantee or otherwise:

(a)	to any person in the ordinary course of business if the lending of money is part of the ordinary business of the Corporation;

(b)	to any person on account of expenditures incurred or to be incurred on behalf of the Corporation;

(c)	to a holding body corporate if the Corporation is a wholly-owned subsidiary of the holding body corporate;

(d)	to a subsidiary body corporate of the Corporation; or

(e)	to employees of the Corporation or any of its affiliates:

(i) to enable or assist them to purchase or erect living accommodation for their own occupation; or

(ii) in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee;

and, subject to the Act:

	(f)	to any shareholder, director, officer or employee of the Corporation or of an affiliated corporation or to an associate of any such person for any purpose; or

	(g)	to any person for the purpose of or in connection with a purchase of a share issued or to be issued by the Corporation or an affiliated corporation.

14.03		Severability

The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

DATED the ____ day of ____________ , 2005.

SIGNED ON BEHALF OF AND BY ORDER OF THE BOARD OF DIRECTORS BY:

President	Secretary

BY-LAW NUMBER 2

●, 2005

LUNA GOLD CORP.

A by-law respecting the borrowing of money by the Corporation.

1.	In addition to, and without limiting such powers which the Corporation may by law possess, the directors of the Corporation may from time to time without authorization of the shareholders,

(a)	borrow money upon the credit of the Corporation;

(b)	limit or increase the amount to be borrowed;

(c)	issue, reissue, sell or pledge bonds, debentures, notes or other securities of the Corporation;

(d)	issue, sell or pledge such bonds, notes, debentures or other securities or debt obligations for such sums and at such prices as may be deemed expedient, and

(e)
secure such debentures, or other securities, or any other present or future borrowing or liability of the Corporation, by mortgage, hyothec, charge or pledge of all or any currently owned or subsequently acquired real and personal, movable and immovable property of the Corporation, and the undertaking and rights of the Corporation.

2.
The directors may from time to time by resolution delegate all or any of the powers conferred on them by paragraph 1 of this by-law to any director or directors, or officer or officers of the Corporation to the full extent thereof or such lessor extent as the directors may in any such resolution provide.

3.
The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its directors or officers independently of a borrowing by-law.

ENACTED as of the ________ day of _____________ , 2005.

SIGNED ON BEHALF OF AND BY ORDER OF THE BOARD OF DIRECTORS BY:

President	Secretary